Exhibit 99.1

The Arena Group Continues to Drive Revenues and Audience Growth for Fourth Quarter of 2021

Fourth Quarter Revenues up 44%; Sports Monthly Active Users up 253% Year-Over-Year, Reaching Top Four Among Sports Properties

NEW YORK – March 28, 2022 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“The Arena Group”), a tech-powered media company with 35 owned and operated properties and more than 200 brands including Sports Illustrated, TheStreet, Inc. (“TheStreet”) and HubPages, Inc. (“HubPages”) operating on a single technology platform, today announced financial results for the three and twelve months ended December 31, 2021.

2021 Financial and Operational Highlights

●	For the fourth quarter of 2021, total revenue increased 44% to $61.2 million from $42.4 million in the prior year period.

●	Full-year total revenue increased 48% to $189.1 million, compared to $128.0 million in 2020.

●	Quarterly gross profit percentage improved to 56%, as compared to 37% in the fourth quarter of 2020.

●	Net loss improved to $19.1 million compared to a net loss $22.0 million in the fourth quarter of 2020. Net loss remained relatively flat year-over-year at $89.9 million for fiscal 2021 as compared to $89.2 million for fiscal 2020.

●	Non-cash charges represent 76% of our current year net loss of $89.9 million.

●	Adjusted EBITDA* improved to a positive $1.1 million for the fourth quarter of 2021 as compared to a loss of $2.1 million for the fourth quarter of 2020. Adjusted EBITDA* improved to a loss of $12.1 million for fiscal year 2021 as compared to a loss of $23.2 million for fiscal 2020.

*This press release includes reference to non-GAAP financial measures. Please see the heading “Use of Non-GAAP Financial Measures” below for a more complete explanation.

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Management Commentary

Chairman and Chief Executive Officer of The Arena Group Ross Levinsohn said, “2021 was a watershed year for our Company, our employees, partners and stockholders with record revenue growth, operational efficiency, a national listing of our common stock on the NYSE American and transformative acquisitions.” It was also a year of important investment, as we developed, streamlined, and validated our technology stack and our strategic approach, establishing a scalable platform for profitable growth. Due in large part to this strategy, we have clearly proven our ability to drive revenue and audience growth and expand revenue streams, leading to margin expansion across all our properties. Our momentum in Q1 of 2022 has accelerated, with further growth across almost every sector and we are well positioned to continue to expand with our new lifestyle vertical, anchored by the popular brands established by AMG Parade (which is anticipated to close shortly). Our highly efficient, data driven, technology-powered media platform is now proven and operating at scale, with significant room for expansion both organically and inorganically. We continue to add highly relevant content to our platform, leveraging brand recognition, strong audience development capabilities and a unified backend system driving efficiency and margins to create value for our partners across our ecosystem.”

“We believe fiscal 2022 will be a year of continued growth,” added Levinsohn. “We have reached the tipping point with our technology. The investments to build this platform are largely behind us, and incremental revenue will disproportionately fall to the bottom-line. We have recruited an experienced, focused team, grown our capital base and expect to show a positive adjusted EBITDA during 2022. Our objective is to establish five verticals by the end of 2022. Upon closing the AMG Parade acquisition, we will have three verticals, with multiple opportunities for at least two more. This added scale opens the door to new revenue opportunities, such as the launch of our commerce initiatives, audio/podcast and video offerings and plans to enter both the NFT and Metaverse businesses in this year.”

Recent Business Highlights

●	The Company signed a non-binding letter of intent to acquire AMG Parade, a premium multimedia content company reaching more than 250 million people each month with lifestyle, celebrity, food, health & wellness, sports, and outdoor verticals including the Parade Media, AMG/Parade Sports, Relish, Spry Living and other lifestyle and outdoor brands. The Company expects to complete the acquisition shortly.

●	In the first quarter of fiscal 2022, The Arena Group uplisted its common stock to the NYSE American under the symbol “AREN”. Simultaneous with the uplisting, the Company completed an underwritten public offering of 4,181,603 shares of its common stock, which included the partial exercise of the underwriter’s overallotment, at a public offering price of $8.25 per share. This resulted in net proceeds to The Arena Group of $31.5 million, after deducting underwriting discounts and commissions and other offering expenses.

●	In February 2022, the Company recorded more than 111 million unique visitors, according to ComScore. The Arena Group reached the #34 spot in the U.S. rankings, up 40 spots from February 2021, and its sports vertical, led by Sports Illustrated, reached #4 in the sports category. In February 2022, the Sports Illustrated Media Group reached more than 86 million digital users, more than tripling year-over-year.

●	“The Arena Group ‘Playbook’”, our plan to feature premium content and expert analysis, as well as audience and editorial strategies designed to efficiently deliver robust experiences to audiences across platforms, has driven significant recent growth for Sports Illustrated, The Spun, TheStreet and PetHelpful, with plans to roll out across additional properties and publisher partners in the coming year.

●	Sports Illustrated now has the #1 share of voice on Facebook among sports publishers for linked stories, according to data from CrowdTangle.

●	Since the departure of Jim Cramer from TheStreet in October 2021, The Arena Group has grown users at the financial site by 249% to more than 17 million monthly unique visitors, according to ComScore data recently released in February 2022 and has seen its engagements at Facebook grow by more than 520% year-over-year for the first two months of 2022, according to data from ListenFirst.

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Financial Results for the Three Months Ended December 31, 2021 Compared to the Three Months Ended December 31, 2020

Revenue was $61.2 million for the fourth quarter of fiscal 2021, an increase of 44% compared to $42.4 million in the fourth quarter of fiscal 2020. The increase was primarily due to a 50% increase in total digital revenue to $33.3 million in the fourth quarter of 2021, which included an $11.5 million, or 97%, increase in digital advertising revenue. Digital advertising growth was driven by higher traffic across all of our properties in the fourth quarter of fiscal 2021 as compared to the prior year. In addition, total print revenue increased 38% to $27.9 million in the fourth quarter of fiscal 2021 from $20.2 million in the fourth quarter of fiscal 2020, primarily driven by a 56% increase in print subscription revenue reflecting the successful drive to increase subscribers in the fourth quarter of 2020 and the diminishing effect of acquisition accounting adjustments on the subscribers that existed when we began operating the Sports Illustrated media business.

Gross profit more than doubled in the fourth quarter of fiscal 2021 to $34.2 million, representing a 56% gross profit percentage as compared to a gross profit of $15.7 million, representing a 37% gross profit percentage for the fourth quarter of 2020. Cost of revenue only increased by 1% in the fourth quarter of fiscal 2021 even with a 44% increase in revenue period-over-period, reflecting a high gross profit from our growing digital revenue.

Total operating expenses were $51.1 million in the fourth quarter of 2021 compared to $31.2 million in the fourth quarter of 2020. The increase was due to an increase in circulation costs of $9.2 million reflecting the campaign to increase Sports Illustrated subscription in the fourth quarter of 2020 and stock-based compensation of $5.4 million with the remaining expenses attributable to increased investment in audience development, data analytics and technology personnel.

Net loss improved to $19.1 million for the fourth quarter of 2021 as compared to $22.0 million in the prior year period. The fourth quarter of 2021 included $18.5 million of non-cash charges as compared to $16.2 million of non-cash charges in the fourth quarter of the prior year.

Adjusted EBITDA for the fourth quarter of fiscal 2021 was $1.1 million, compared to a loss of $2.1 for the fourth quarter of fiscal 2020, representing a $3.3 million improvement quarter-over-quarter. This reflected the strength of our business operations as discussed above, exclusive of the $5.4 million increase in stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

Financial Results for the Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020 Revenue was $189.1 million for fiscal 2021 as compared to $128.0 million in the prior year, representing an increase of 48% year-over-year. The increase was primarily due to a 49% increase in total digital revenue to $101.0 million for fiscal 2021 driven by an 81% increase in digital advertising revenue. The increase in digital advertising revenue was primarily related to user and audience growth in our Sports vertical, the addition of The Spun and $9.9 million from the continued strength of our Sports Illustrated business. In addition, total print revenue increased 46% to $88.1 million for fiscal 2021 from $60.3 million in the prior year, primarily driven by a 56% increase in print subscription revenue reflecting the successful drive to increase subscribers in the fourth quarter of 2020 and the diminishing effect of acquisition accounting adjustments on the subscribers that existed when we began operating the Sports Illustrated media business.

3

Gross profit for the year ended December 31, 2021, was $78.2 million, representing a gross profit percentage of 41%, compared to gross profit of $25.0 million, or a gross profit percentage of 19% in the prior year. The improvement in gross profit is a result of a decrease in publisher partner revenue shares from 56% of digital advertising revenue in fiscal 2020 to 34% in fiscal 2021 related to a strategic shift to eliminate most publisher partner guarantees near the end of fiscal 2020 and the high contribution margin of digital advertising.

Total operating expenses were $162.4 million in fiscal 2021, compared to $96.2 million in fiscal 2020. The increase was due to an increase in circulation costs of $31.6 million, stock-based compensation of $15.6 million, and a $7.3 million expense related to the termination and surrender of our New York City office space with the remaining expenses attributable to increased investment in audience development, data analytics and technology personnel.

Net loss remained relatively flat year-over-year at $89.9 million for fiscal 2021, compared to net loss of $89.2 million for fiscal 2020. The Company recorded $68.4 million of non-cash charges, representing 76% of the current year net loss. During fiscal 2020, the Company recorded $57.0 million of non-cash charges.

Adjusted EBITDA for fiscal 2021 was a loss of $12.1 million, compared to a loss of $23.2 for fiscal 2020 primarily related to the $15.6 million increase in stock-based compensation in fiscal 2021.

Adjusted EBITDA is a non-GAAP financial measure. A disclaimer and reconciliation are provided below.

Balance Sheet and Liquidity as of December 31, 2021

Cash and cash equivalents were $9.9 million at December 31, 2021, compared to $ 9.5 million at December 31, 2020. Subsequent to the end of fiscal 2021, the Company raised $31.5 million in net proceeds from a firm commitment underwritten offering of its common stock.

For the year ended December 31, 2021, net cash used in operating activities was $14.7 million, as compared to $32.3 million for the prior year, a $17.6 million improvement. The improvement was primarily a result of the increase in revenue which led to additional cash collections and a general improvement in our working capital efficiency.

Conference Call

Ross Levinsohn, The Arena Group’s Chief Executive Officer, and Doug Smith, Chief Financial Officer, will host a conference call to discuss these results today at 4:30 p.m. ET. To access the call, please dial 888-506-0062 (toll free) or 973-528-0011 and if requested, reference conference ID 818438. The conference call will also be webcast live on the Investor Relations section of The Arena Group’s website at https://investors.thearenagroup.net/news-and-events/events.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. ET on March 28, 2022 until 11:59 p.m. ET on April 11, 2022 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 44970.

About The Arena Group

The Arena Group creates robust digital destinations that delight consumers with powerful journalism and news about the things they love – their favorite sports teams, advice on investing, the inside scoop on personal finance, and the latest on lifestyle essentials. With powerful technology, editorial expertise, data management, and marketing savvy, the transformative company enables brands like Sports Illustrated and TheStreet to deliver highly relevant content and experiences that consumers love. To learn more, visit www.thearenagroup.net.

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Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net loss, adjusted for (i) interest expense (net), (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in derivative valuations, (vi) liquidated damages, (vii) loss on disposition of assets, (viii) loss on impairment of lease, (ix) loss on lease termination, (x) gain upon debt extinguishment, (xi) professional and vendor fees, and (xii) employee restructuring payments.

Our non-GAAP Adjusted EBITDA may not be comparable to a similarly titled measure used by other companies, has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP Adjusted EBITDA as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Forward Looking Statements

This press release includes statements that constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, and include, for example, statements related to the expected effects on the Company’s business from the COVID-19 pandemic. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic and impact on the demand for the Company products; the ability of the Company to expand its verticals; the Company’s ability to grow its subscribers; the Company’s ability to grow its advertising revenue; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by The Arena Group Holdings, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Arena Group Investor Relations Contact

Rob Fink

FNK IR

Aren@fnkir.com

646.809.4048

The Arena Group Contacts:

Rachel Fink

Communications Manager, The Arena Group

comms@thearenagroup.net

Matthew Traub

Andrew Rhodes

DKC

arena@dkcnews.com

5

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$9,349,020	$9,033,872
Restricted cash	501,780	500,809
Accounts receivable, net	21,659,847	16,497,626
Suscription acquisition costs, current portion	30,162,524	28,146,895
Royalty fees, current portion	11,250,000	15,000,000
Prepayments and other current assets	4,747,847	4,667,263
Total current assets	77,671,018	73,846,465
Property and equipment, net	635,768	1,129,438
Operating lease right-of-use assets	528,431	18,292,196
Platform development, net	9,298,795	7,355,608
Royalty fees, net of current portion	-	11,250,000
Subscription acquisition costs, net of current portion	8,234,553	13,358,585
Acquired and other intangible assets, net	57,356,497	71,501,835
Other long-term assets	639,151	1,330,812
Goodwill	19,618,667	16,139,377
Total assets	$173,982,880	$214,204,316
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$11,981,852	$8,228,977
Accrued expenses and other	24,010,569	14,718,193
Line of credit	11,988,194	7,178,791
Unearned revenue	54,029,657	61,625,676
Subscription refund liability	3,086,799	4,035,531
Operating lease liabilities	373,859	1,059,671
Liquidated damages payable	5,197,182	9,568,091
Current portion of long-term debt	5,744,303	-
Embedded derivative liabilities	-	1,147,895
Total current liabilities	116,412,415	107,562,825
Unearned revenue, net of current portion	15,275,892	23,498,597
Restricted stock liabilities, net of current portion	-	1,995,810
Operating lease liabilities, net of current portion	785,320	19,886,083
Liquidating damages payable, net of current portion	7,008,273	-
Other long-term liabilities	7,556,265	753,365
Deferred tax liabilities	362,118	210,832
Long-term debt, net of current portion	64,372,511	62,194,272
Total liabilities	211,772,794	216,101,784
Commitments and contingencies
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168,496; Series G shares issued and outstanding: 168.496; common shares issuable upon conversion: 8,582 at December 31, 2021 and 2020	168,496	168,496
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,100 shares designated; aggregate liquidation value: $15,066,000 and $19,596,000; Series H shares issued and outstanding: 15,066 and 19,596; common shares issuable upon conversion: 2,075,200 and 2,699,312 at December 31, 2021 and 2020, respectively	13,717,496	18,247,496
Total mezzanine equity	13,885,992	18,415,992
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares: issued and outstanding; 12,632,939 and 10,412,965 shares December 31, 2021 and 2020, respectively	126,329	104,129
Common stock to be issued	491	491
Additional paid-in capital	200,410,213	141,855,206
Accumulated deficit	(252,212,939)	(162,273,286)
Total stockholders’ deficiency	(51,675,906)	(20,313,460)
Total liabilities, mezzanine equity and stockholders’ deficiency	$173,982,880	$214,204,316

6

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$61,204,833	$42,438,611	$189,140,334	$128,032,397
Cost of revenue (1)	26,999,686	26,741,492	110,977,736	103,063,445
Gross profit	34,205,147	15,697,119	78,162,598	24,968,952
Operating expenses
Selling and marketing	27,568,704	15,891,057	82,691,061	43,589,239
General and administrative	18,418,937	11,154,347	54,400,720	36,007,238
Depreciation and amortization	4,365,276	4,003,485	16,347,274	16,280,475
Loss on disposition of assets	288,388	174,010	1,192,310	279,133
Loss on impairment of lease	466,356	-	466,356	-
Loss on termination of lease	-	-	7,344,655	-
Total operating expenses	51,107,661	31,222,899	162,442,376	96,156,085
Loss from operations	(16,902,514)	(15,525,780)	(84,279,778)	(71,187,133)
Other (expenses) income
Change in valuation of warrant derivative liabilities	(462.320)	631,215	34,492	496,305
Change in valuation of embedded derivative liabilities	--	398,004	-	2,571,004
Loss on conversion of convertible debt	-	(3,297,539)	-	(3,297,539)
Interest expense	(2,759,301)	(4,327,902)	(10,454,618)	(16,497,217)
Interest income	6,013	376,527	6,484	381,026
Liquidated damages	(439,749)	-	(2,637,364)	(1,487,577)
Gain upon debt extinguishment	-	-	5,716,697	-
Other expense	-	(73,272)	-	-
Total other expenses	(3,655,357)	(6,292,967)	(7,334,309)	(17,833,998)
Loss before income taxes	(20,557,871)	(21,818,747)	(91,614,087)	(89,021,131)
Income tax benefit (provision)	1,444,735	(210,832)	1,674,434	(210,832)
Net loss	(19,113,136)	(22,029,579)	(89,939,653)	(89,231,963)
Deemed dividend on convertible preferred stock	-	(15,509,932)	-	(15,642,595)
Net loss attributable to common stockholders	$(19,113,136)	$(37,539,511)	$(89,939,653)	$(104,874,558)
Basic and diluted net loss per common share	$(1.57)	$(13.62)	$(7.87)	$(50.18)
Weighted average number of shares outstanding – basic and diluted	12,160,845	2,756,010	11,429,740	2,090,047

(1)	Includes amortization for developed technology and platform development for the three months ended December 31, 2021 and 2020 of $2,263,425 and $2,202,333 and for the years ended December 31, 2021 and 2020 of $8,829,025 and $8,550,952, respectively

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(89,939,653)	$(89,231,963)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	443,422	638,796
Amortization of platform development and intangible assets	24,732,877	24,192,631
Loss on disposition of assets	1,192,310	279,133
Loss on impairment of lease	466,356	-
Loss on termination of lease	7,344,655	-
Gain upon debt extinguishment	(5,716,697)	-
Amortization of debt discounts	2,105,536	6,607,212
Change in valuation of warrant derivative liabilities	(34,492)	(496,305)
Change in valuation of embedded derivative liabilities	-	(2,571,004)
Loss on conversion of 12% convertible debentures	-	3,297,539
Accrued and noncash converted interest	6,956,182	9,244,324
Liquidated damages	2,637,364	1,487,577
Stock-based compensation	30,493,521	14,641,181
Deferred income taxes	(1,674,434)	210,832
Other	(499,196)	(524,418)
Change in operating assets and liabilities net of effect of business combinations:
Accounts receivable	(2,891,000)	362,460
Subscription acquisition costs	3,108,403	(34,945,422)
Royalty fees	15,000,000	15,000,000
Prepayments and other current assets	48,983	(356,528)
Other long-term assets	691,661	(245,525)
Accounts payable	3,752,875	(1,404,703)
Accrued expenses and other	7,474,423	(3,392,507)
Unearned revenue	(15,818,724)	21,695,088
Subscription refund liability	(948,732)	891,359
Other long-term liabilities	(2,489,166)	511,055
Operating lease liabilities	(1,165,863)	1,814,601
Net cash used in operating activities	(14,729,389)	(32,294,587)
Cash flows from investing activities
Purchases of property and equipment	(376,635)	(1,212,003)
Capitalized platform development	(4,818,866)	(3,750,541)
Proceeds from sale of intangible asset	-	350,000
Payments for acquisition of businesses, net of cash	(7,950,457)	(315,289)
Net cash used in investing activities	(13,145,958)	(4,927,833)
Cash flows from financing activities
Proceeds from long-term debt	5,086,135	11,702,725
Proceeds, net of repayments, under line of credit	4,809,403	7,178,791
Proceeds from common stock private placement	20,005,000	-
Payment of debt issuance costs on long-term debt	-	(560,500)
Proceeds from issuance of Series H convertible preferred stock	-	113,000
Repayments of convertible debt	-	(1,130,903)
Proceeds from exercise of common stock options	-	3,767
Proceeds from issuance of Series J convertible preferred stock	-	6,000,000
Proceeds from issuance of Series K convertible preferred stock	-	14,675,000
Payments of issuance costs from common stock private placement	(167,243)	-
Payment for taxes related to repurchase of restricted common stock	(70,238)	(520,444)
Payment of restricted stock liabilities	(1,471,591)	(177,425)
Net cash provided by financing activities	28,191,466	37,284,011
Net increase in cash, cash equivalents, and restricted cash	316,119	61,591
Cash, cash equivalents, and restricted cash – beginning of year	9,534,681	9,473,090
Cash, cash equivalents, and restricted cash – end of year	$9,850,800	$9,534,681
Supplemental disclosure of cash flow information
Cash paid for interest	$1,392,900	$645,681
Cash paid for income taxes	-	-
Noncash investing and financing activities
Reclassification of stock-based compensation to platform development	$2,045,264	$1,608,995
Issuance of common stock in connection with professional services	125,000	-
Deferred cash payments in connection with acquisition of The Spun	905,109	-
Assumption of liabilities in connection with acquisition of The Spun	84,732	-
Commitment fee on delayed draw term note in accrued expenses and other	508,614	-
Reclassification of warrants to equity	1,113,403	-
Net exercise of common stock options with exchange of common stock	39	-
Debt discount on long-term debt	-	913,865
Restricted common stock units issued in connection with acquisition of LiftIgniter	-	500,000
Assumption of liabilities in connection with acquisition of LiftIgniter	-	140,381
Restricted stock issued in connection with acquisition of Fulltime Fantasy	502,500	-
Deferred cash payments in connection with acquisition of Fulltime Fantasy	419,387	-
Conversion of convertible debt into common stock	-	21,402,488
Conversion of embedded derivative liabilities into common stock	-	10,929,996
Conversion of Series I convertible preferred stock into common stock	-	19,699,742
Conversion of Series J convertible preferred stock into common stock	-	23,739,996
Conversion of Series K convertible preferred stock into common stock	-	17,481,500
Deemed dividend on Series H convertible preferred stock	-	502,000
Deemed dividend on Series I convertible preferred stock	-	5,082,000
Deemed dividend on Series J convertible preferred stock	-	586,545
Deemed dividend on Series K convertible preferred stock	-	9,472,050
Payment of long-term debt for issuance of Series K convertible preferred stock	-	3,367,000
Payment of promissory note for issuance for Series H convertible preferred stock	-	389,000

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THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(unaudited)

The following table presents a reconciliation of Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net loss	$(19,113,136)	$(22,029,579)	$(89,939,653)	$(89,231,963)
Add (deduct):
Interest expense, net (1)	2,753,288	3,951,375	10,448,134	16,116,191
Income tax (benefit) provision	(1,444,735)	210,832	(1,674,434)	210,832
Depreciation and amortization (2)	6,628,701	6,205,818	25,176,299	24,831,427
Stock-based compensation (3)	8,805,295	3,455,228	30,493,521	14,641,181
Change in derivative valuations	462,320	(1,029,219)	(34,492)	(3,067,309)
Liquidated damages (4)	439,749	-	2,637,364	1,487,577
Loss on disposition of assets (5)	329,868	174,010	1,192,310	279,133
Loss on impairment of lease (6)	466,356	-	466,356	-
Loss on termination of lease (7)	-	-	7,344,655	-
Loss on conversion of convertible debt	-	3,297,539	-	3,297,539
Gain upon debt extinguishment (8)	-	-	(5,716,697)	-
Professional and vendor fees (9)	1,748,383	3,398,427	6,900,778	5,704,606
Employee restructuring payments (10)	65,218	253,299	645,200	2,536,989
Adjusted EBITDA	$1,141,307	$(2,112,270)	$(12,060,659)	$(23,193,797)

(1)	Represents interest expense related to our capital structure. Interest expense varies over time due to a variety of financing transactions. Investors should note that interest expense will recur in future periods.

(2)	Represents depreciation and amortization related to our developed technology and Platform included within cost of revenues. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

(3)	Represents noncash costs arising from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

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(4)	Represents damages we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.

(5)	Represents our disposition of certain assets related to the decision to no longer lease office space and other related disposition of assets that no longer are useful.

(6)	Represents the net loss for our right-of-use asset related to our lease in Santa Monica and related sublease of the office space based on our decision to no longer lease office space.

(7)	Represents our loss related to the surrender and termination of our lease of office space located in New York based on our decision to no longer lease office space.

(8)	Represents a gain upon extinguishment of the Payroll Protection Program Loan.

(9)	Represents professional and vendor fees recorded in connection with services provided by consultants, accountants, lawyers, and other vendors related to (i) the preparation of periodic reports in order for us to become current in our reporting obligations (“Delinquent Reporting Obligations Services”), (ii) up-list to a national securities exchange, (iii) contemplated and completed acquisitions, (iv) public and private offerings of our securities and other financings, and (v) stockholder disputes and the implementation of our Rights Agreement. With respect to the Delinquent Reporting Obligations Services, we incurred professional and vendor fees in fiscal 2021 and 2020 related to the preparation of our annual reports for fiscal years 2018, 2019 (which contained the financial information for the quarterly periods during fiscal 2019), and 2020 and quarterly reports for the quarters in fiscal 2020 and the first and second quarters in fiscal 2021, all of which reports were filed during fiscal 2021. The amount of fees incurred in connection with the Delinquent Reporting Obligations Services is adjusted based on our best estimate of the amount we expect we would ordinarily incur to meet our reporting obligations pursuant to the Exchange Act.

(10)	Represents (i) severance payments paid in connection with COVID-19 workforce reductions in fiscal 2020 and (ii) severance and other settlement payments paid in connection with employee and leadership changes in fiscal 2020 and 2021.

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